UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2011

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire 03801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 29, 2011, Bottomline Technologies (de), Inc., a Delaware corporation (“the Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blackjack Acquisition Corp., a Delaware Corporation and wholly owned subsidiary of the Company (“Merger Sub”), LAS Holdings, Inc., a Delaware Corporation doing business as Allegient Systems, Inc. (“Allegient”) and H.I.G. Law Audit, LLC, a Delaware limited liability company, as stockholders’ representative. Under the terms of the Merger Agreement, the Company agreed to acquire Allegient for $48 million in cash, subject to closing balance sheet adjustments. At the time of the transaction closing, the Merger Sub will merge with and into Allegient and Allegient will become a wholly owned subsidiary of the Company.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the Merger Agreement, filed hereto as Exhibit 2.1 and incorporated by reference into this Item 1.01.

The Company’s press release announcing its entry into an agreement to acquire Allegient is filed hereto as Exhibit 99.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On April 1, 2011, Bottomline completed its acquisition of Allegient under the Merger Agreement.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this initial report on Form 8-K. The pro forma financial information will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d)	Exhibits

Please see attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: April 1, 2011	By:	/s/ Eric K. Morgan
Eric K. Morgan
Vice President, Global Controller

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Agreement and Plan of Merger, dated as of March 29, 2011, by and among Bottomline Technologies (de), Inc., BlackJack Acquisition Corp., LAS Holdings, Inc. and H.I.G. Law Audit, LLC.

99.1	Press Release dated March 30, 2011.

(1)	Exhibit 1 to this agreement has been omitted from this filing. The Company will furnish copies of Exhibit 1 to the SEC upon request.